UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _)
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  Soliciting Material Pursuant to Rule §240.14a-12
VIRTUAL PIGGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 24, 2014
Dear Fellow Stockholder:
We will hold our 2014 annual meeting of stockholders at 9:00 a.m. on Tuesday, August 19, 2014, at the Holiday Inn Express Hotel & Suites, 125 E. Pacific Coast Highway, Hermosa Beach, California 90254.
The notice of annual meeting and proxy statement accompanying this letter describe in detail the matters to be acted upon at the meeting.
It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card or vote by one of the other methods described in the proxy statement, as soon as possible.
We look forward to seeing you at the meeting.
Sincerely yours,

Jo Webber
Chief Executive Officer and
Chairperson of the Board of Directors

VIRTUAL PIGGY, INC.
1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA 90254
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO OUR STOCKHOLDERS:
The annual meeting of stockholders of Virtual Piggy, Inc. will be held at 9:00 a.m. Pacific Time on Tuesday, August 19, 2014, at the Holiday Inn Express Hotel & Suites, 125 E. Pacific Coast Highway, Hermosa Beach, California 90254.
The items of business at the annual meeting are:
1.
  Election of six directors.
2.
  Approval of an amendment to Virtual Piggy, Inc.’s certificate of incorporation to increase the number of authorized shares of common stock from 180,000,000 to 230,000,000.
3.
  Advisory vote to approve named executive officer compensation.
4.
  Ratification of appointment of independent accountants for 2014.
5.
  Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment or any postponement of the meeting.
June 23, 2014, is the record date for the meeting.
Ernest Cimadamore
Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 19, 2014 — The Proxy Statement and Annual Report to Stockholders are available at http://www.oink.com.
Whether or not you expect to attend the annual meeting, we urge you to vote. You may vote by telephone or via the internet. You may also mark, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope.

Virtual Piggy, Inc.
1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA 90254

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
Virtual Piggy, Inc. (“Virtual Piggy” or the “Company”) is providing this proxy statement to stockholders of record of as of the close of business on June 23, 2014 in connection with the solicitation of proxies by our board of directors for use in connection with the annual meeting of stockholders to be held on Tuesday, August 19, 2014.
The Annual Meeting and Voting
Our board of directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Tuesday, August 19, 2014, or at any adjournment of the meeting. This proxy statement contains information about the items being voted on at the annual meeting. We are mailing this proxy statement to stockholders on or about June 24, 2014. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.
Who is entitled to vote?
Record stockholders of Virtual Piggy common stock and Series A Cumulative Convertible Preferred Stock at the close of business on June 23, 2014, (the “record date”) can vote at the meeting. As of the record date, there were issued and outstanding:
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  117,117,626 shares of Virtual Piggy common stock; and
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  108,600 shares of Virtual Piggy Series A Cumulative Convertible Preferred Stock containing voting rights equivalent to a total of 10,860,000 shares of common stock.
Each common stockholder has one vote for each share of common stock owned as of the record date. Each holder of a share of Series A Cumulative Convertible Preferred Stock votes on an “as converted” basis and therefore has 100 votes per share owned as of the record date. Therefore, a total of 127,977,626 votes are eligible to be cast at the annual meeting. A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at our office at 1221 Hermosa Avenue, Suite 210, Hermosa Beach, CA 90254, for the ten-day period immediately preceding the meeting.
How do I vote?
If you are a stockholder with shares registered in your name, you can vote by one of the following methods:
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  Via the Internet — To vote by internet, go to www.islandstocktransfer.com and follow the instructions there. The deadline for voting via the Internet is 11:59 p.m. (EDT) on August 18, 2014.
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  By Telephone — To vote by telephone, dial 877-502-0550 and follow the instructions. The deadline for voting by telephone is 11:59 p.m. (EDT) on August 18, 2014.
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  By Mail — To vote by mail, complete, sign and date the proxy card and mail it in the pre-addressed postage-paid envelope. Proxy cards submitted by mail must be received by the time of the annual meeting in order for your shares to be voted.
If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted consistent with the recommendations of our board of directors as described below and in accordance with the best judgment of the persons named on the proxy on any other matters which may come before the meeting.

How do I vote if my shares are held in street name?
If your shares are held by a broker, bank, or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise (typically referred to as being held in “street name”), you may receive a separate voting instruction form or you may need to contact your broker, bank, or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.
May I change my vote?
Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice with our Corporate Secretary (Virtual Piggy, Inc., 1221 Hermosa Avenue, Suite 210, Hermosa Beach, CA 90254, Attention: Secretary), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person.
What constitutes a quorum?
The holders of shares representing a majority of the votes which may be cast at the meeting, present in person or represented by proxy, constitute a quorum. Abstentions, broker non-votes, and votes withheld from director nominees are included in the count to determine a quorum.
What is the required vote to approve each proposal?
For Proposal No. 1, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Proposal No. 2 requires an affirmative vote of a majority of the outstanding shares of Virtual Piggy. Proposal Nos. 3 and 4 will be approved if a quorum is present and a majority of the votes cast by holders present in person or represented by proxy are cast in favor of the applicable proposal.
What is the effect of broker non-votes and abstentions?
If your broker holds your shares in its “street” name, the broker may under certain circumstances vote your shares on the agenda items even if it does not receive instructions from you. Although they are included in determining whether a quorum is present, broker non-votes and abstentions are not considered votes cast on Proposal Nos. 1, 3 and 4 and neither will have an effect on the voting for these proposals. In the case of Proposal No. 2, broker non-votes and abstentions will have the effect of a vote “AGAINST” the proposal, since the affirmative votes of a majority of the outstanding shares of Virtual Piggy are required to approve the proposal.
By when must stockholder proposals be submitted for the 2015 annual meeting?
Stockholder proposals intended to be presented at our 2015 annual meeting pursuant to Securities Exchange Act Rule 14a-8 must be received by our Secretary not later than February 23, 2015, for inclusion in our proxy statement and form of proxy relating to that meeting. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. To be timely for our 2015 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not less than 60 days nor more than 75 days (90 days in the case of nominations for directors) prior to the meeting; provided, however, if the Company provides less than 60 days’ notice (70 days’ notice in the case of nominations for directors) or prior public disclosure of the date of the meeting, notice from a stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

How many copies of this proxy statement will be distributed if multiple stockholders share the same address?
Unless we receive contrary instructions from one or more of the affected stockholders, only one copy of this proxy statement is being delivered to multiple stockholders sharing the same address. We hereby undertake to promptly deliver a separate copy of this proxy statement upon the written or oral request of any stockholder to whom the previous sentence applies. Any written or oral request should be made to our corporate Secretary at the address set forth in the preceding paragraph or by telephone (310-853-1950). Stockholders sharing the same address and currently receiving only one copy of the proxy statement but desiring multiple copies of such materials in the future, or currently receiving multiple copies of the proxy statement but desiring only one copy of such materials in the future, should contact our Secretary as provided in the previous sentence.
Which stockholders own at least 5% of Virtual Piggy?
The only persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock or Series A Cumulative Convertible Preferred Stock as of June 1, 2014, are reflected in the chart below. The following information is based upon Schedules 13D and 13G filed with the Securities and Exchange Commission by the persons and entities shown as of the respective dates appearing below or other information obtained by the company.

Name and Address of Beneficial Owners	Class of Stock	Amount and Nature of Beneficial Ownership	Percent of Class(a)
Peter S. Pelullo 630 West Germantown Pike Suite 180 Plymouth Meeting, PA 19462	Common	17,211,840(b)	14.6%
John Paul Dejoria Family Trust 1888 Century Park East Suite 1600 Century City, CA 90067	Common Series A Cumulative Convertible Preferred	14,455,000(c) 10,000	12.2% 9.2%

(a)
  This table has been prepared based on 117,117,626 shares of our common stock and 108,600 shares of Series A Cumulative Convertible Preferred Stock outstanding on June 1, 2014.
(b)
  Consists of 4,892,858 shares of common stock held in the name of Mr. Pelullo, 11,726,125 shares held in the name of International Corporate Management, Inc., an affiliate of Mr. Pelullo, 342,857 shares underlying warrants exercisable at $0.75 per share, and 250,000 shares underlying options exercisable at $0.70 per share held in the name of International Corporate Management, Inc., an affiliate of Mr. Pelullo. Based in part upon information filed on Schedule 13D filed by Mr. Pelullo on March 18, 2013. Mr. Pelullo is a former officer and director of Virtual Piggy and may be deemed to be a promoter of Virtual Piggy.
(c)
  Consists of 12,110,555 shares of common stock, 277,778 shares underlying warrants exercisable at $3.00 per share, 1,000,000 shares underlying warrants exercisable at $1.00 per share, 66,667 shares underlying options exercisable at $1.55 per share and 10,000 shares of Series A convertible preferred stock, convertible into 1,000,000 shares of common stock.

How much stock is owned by directors and executive officers?
The following table shows beneficial ownership of Virtual Piggy common stock as of June 23, 2014, by our directors and our executive officers named in the compensation tables in this proxy statement and by all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)		Percentage of Shares Outstanding(a)
Jo Webber	8,783,333	(b)	7.2%
Ernest Cimadamore	1,175,000	(c)	1.0%
Darr Aley	320,890	(d)	*
Kirk Bradley	2,230,921	(e)	1.9%
George O. McDaniel III	4,296,238	(f)	3.7%
William J. Tobia	489,245	(g)	*
Joseph Dwyer	333,333	(h)	*
Pradeep Ittycheria	3,580,954	(i)	3.0%
Laura Janke Jaeger	127,083	(j)	*
Tom Keefer	711,667	(k)	*
All current directors and executive officers as a group (9 persons)	21,336,997		16.6%

*
  Represents beneficial ownership of less than one percent of the Virtual Piggy common stock outstanding.
(a)
  This table has been prepared based on 117,117,626 shares of our common stock outstanding on June 23, 2014. The address for each person listed above is c/o Virtual Piggy, Inc., 1221 Hermosa Avenue, Suite 210, Hermosa Beach, CA 90254.
(b)
  Consists of 3,950,000 shares of common stock, 100,000 shares underlying warrants exercisable at $0.75 per share, 3,000,000 shares underlying options exercisable at $0.04 per share, 400,000 shares underlying options exercisable at $0.90 per share, and 1,333,333 shares underlying options exercisable at $0.65 per share.
(c)
  Includes 250,000 shares underlying options exercisable at $0.75 per share, 250,000 shares underlying options exercisable at $0.90 per share, 166,667 shares underlying options exercisable at $0.65 per share and 8,333 shares underlying options exercisable at $1.01 per share. Also includes 500,000 shares held by Toria, Inc., of which Mr. Cimadamore is a beneficial owner.
(d)
  Consists of 4,223 shares of restricted stock, 200,000 shares underlying options exercisable at $1.79 per share, 16,667 shares underlying options exercisable at $1.85 per share and 100,000 shares underlying options exercisable at $1.00 per share held by Inspire Ventures, LLC.
(e)
  Consists of 1,428,572 shares of common stock, 714,286 shares underlying warrants exercisable at $0.50 per share, 83,333 shares underlying options exercisable at $1.85 per share and 4,730 shares of restricted stock.
(f)
  Consists of 3,219,428 shares of common stock, 250,000 shares underlying warrants exercisable at $0.50 per share, 200,000 shares underlying warrants exercisable at $0.50 per share, 68,460 shares held jointly with spouse and 558,350 shares over which Mr. McDaniel has dispositive power.
(g)
  Consists of 5,912 shares of restricted stock, 100,000 shares underlying options exercisable at $2.30 per share, 100,000 shares underlying options exercisable at $0.75 per share and 83,333 shares underlying options exercisable at $1.85 per share. Also consists of the following shares held by Mr. Tobia’s spouse: 80,000 shares of common stock, 10,000 shares underlying options exercisable at $0.75 per share, 50,000 shares underlying options exercisable at $0.65 per share, 3,333 shares underlying options exercisable at $0.75 per share, 16,667 shares underlying options exercisable at $1.43 per share and 40,000 shares underlying warrants exercisable at $0.50 per share.

(h)
  Consists of 333,333 shares underlying options exercisable at $1.20 per share.
(i)
  Consists of 1,071,429 shares of common stock, 1,142,858 shares underlying warrants exercisable at $0.04 per share, 500,000 shares underlying options exercisable at $0.04 per share, 200,000 shares underlying options exercisable at $0.90 per share and 666,667 shares underlying options exercisable at $0.65 per share.
(j)
  Consists of 93,750 shares underlying options exercisable at $1.07 per share and 33,333 shares underlying options exercisable at $2.00 per share.
(k)
  Consists of 25,000 shares underlying options exercisable at $0.60 per share, 166,667 shares underlying options exercisable at $0.50 per share, 20,000 shares underlying options at $0.52 per share and 500,000 shares underlying options at $0.65 per share.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our officers and directors and persons who beneficially own more than 10% of our common stock file initial reports of ownership and reports of changes in beneficial ownership of our common stock with the Securities and Exchange Commission (“SEC”). They are also required to furnish us with copies of all Section 16(a) forms that they file with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from such persons that no reports were required for those persons, we believe that all Section 16(a) filing requirements were satisfied in a timely fashion during our fiscal year ended December 31, 2013, except that Kathleen Tobia failed to file one Form 4 on a timely basis and we believe Peter S. Pelullo and John Paul Dejoria Family Trust, each a 10% stockholder, failed to file a Form 3 on a timely basis.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Six directors, constituting the entire Board of Directors of Virtual Piggy, are to be elected at the annual meeting to serve for a term of one year or until their respective successors are duly elected and qualify. Information about each nominee for director (all of whom are incumbent directors), including the nominee’s age, is set forth below. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. Should you choose not to vote for a nominee, you may indicate on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 for all other nominees. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for a substitute nominee as may be selected by the Board of Directors, unless the size of the board is reduced. Mr. McDaniel is the nominee designee of the holders of our Series A Cumulative Convertible Preferred Stock (see “Board Information and Committees” below).
NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
Dr. Jo Webber (50), director of Virtual Piggy since 2008.
Dr. Webber has served as the chairperson of our board of directors since 2008. Effective March 1, 2012, Dr. Webber was appointed as the Chief Executive Officer of the Company. Dr. Webber is an experienced software executive who has spent her career providing software technology to many corporations. From 2006 through 2011, she served as the chief executive officer and as a member of the board of directors of Energy Solutions International Inc., a provider of complex software solutions for the world’s major energy companies. During her tenure at Energy Solutions International, she led the company through two strategic acquisitions, one of which involved the acquisition of a division of a public company and the other, which involved the acquisition of a private company. Prior to joining Energy Solutions International, from 2004 to 2005, she served as vice president at Thermo Informatics (NYSE: TMO). From 2001 to 2004, Dr. Webber served as president and chief executive officer of InnaPhase Corporation, a supplier of laboratory information management systems to the pharmaceutical and biotechnology markets, until it was acquired by Thermo Electron. Dr. Webber earned a doctorate in quantum physics and a Bachelor of Science degree in applied chemistry from the University of Nottingham Trent in the United Kingdom in 1990 and 1986, respectively. Dr. Webber is a Chartered Chemist and a Fellow of the Royal Society of Chemistry. She serves on the boards of Maxwell Systems, a provider of construction accounting software applications, and until its sale in September 2012, served on the board of Octagon Research, a clinical R&D software and services provider. As a result of these and other professional experiences, Dr. Webber possesses particular knowledge and experience in business development, technology development, executive management and organizational dynamics that strengthen the board’s collective qualifications, skills, and experience.
Darr Aley (48), director of Virtual Piggy since 2012.
Mr. Aley is chairman of RapidBuyr, an e-commerce company selling business products at discounted prices, which he founded in 2010. From 2005 through 2009, Mr. Aley co-founded Generate, Inc. a technology company using next-generation social graphing and relationship mapping to unlock the “who you know” within an enterprise and externally. Prior to Generate, Mr. Aley helped lead corporate development and M&A at Amazon.com from 2001 to 2005. He was responsible for leading and managing negotiations for several of the first acquisitions that expanded Amazon’s presence into China, in retail, and in technology. He also held senior positions prior to Amazon at Accenture and Lycos. As a result of these and other professional experiences, Mr. Aley possesses particular knowledge and experience in software development, information technology and business development that strengthen the board’s collective qualifications, skills and experience.
Kirk Bradley (59), director of Virtual Piggy since 2011.
Mr. Bradley began his career in 1974 at SDL, one of the largest timesharing companies in Canada. He then served in the IT group at William Mercer, one of the world’s largest consulting actuarial firms from the late 1970’s through the early 1980’s. In 1981, he joined Oracle Corporation as a member of the technical staff and for most of his tenure has and continues to serve as an internal consultant for the On Demand (Cloud Services) offering. As a result of these and other professional experiences, Mr. Bradley possesses particular knowledge and experience in information technology that strengthen the board’s collective qualifications, skills and experience.
Ernest Cimadamore (52), director of Virtual Piggy since 2010.
Mr. Cimadamore has served as our Secretary since 2008 and as a member of our board of directors since August 2010. He previously served as our Chief Financial Officer from 2008 through August 2010 and as our President and Chief Executive Officer from August 2010 through February 2012. From 2003 through 2006, Mr. Cimadamore served as the secretary to TriMedia Entertainment Group, a publicly traded company where he was also the president of their music division. Mr. Cimadamore has represented independent music companies in connection with multiple gold and platinum artist projects for numerous major record companies, including Atlantic, Elektra, Sony, Warner Bros. and Island. Over his 25 years in the music industry he has successfully worked in the areas of operations, distribution, promotion, sales and marketing. From 2003 to 2010, Mr. Cimadamore was a co-owner of Pep-Soul Entertainment, a Philadelphia based music and entertainment company. As a result of these and other professional experiences, Mr. Cimadamore possesses particular knowledge and experience in finance and accounting, SEC reporting, sales and marketing that strengthen the board’s collective qualifications, skills, and experience.
George O. McDaniel III (61), director of Virtual Piggy since 2014.
Mr. McDaniel is currently chairman of Saber Power Services. Previously he was Chairman of Electrical Controller Products from 1988 to 2013. Additionally, since 1992 he served as Chairman of ECP Tech Services, a leading independent electrical testing and repair firm on the Gulf Coast. ECP Tech Services was sold to Square D Company in April 2008, and provided electrical power system solutions to customers in various industries; these included petrochemical, industrial, and electrical utility. He also served as an independent director of Integrated Electrical Services, Inc., a NYSE company. Presently he serves on the board and as finance committee chair of Everest Funeral Package, LLC, the first nationwide funeral planning and concierge service. He is also a board member of Deportes Media, LLC which operates ESPN affiliated Spanish speaking radio stations in Houston, Dallas, Miami, and San Francisco. Prior to these positions, Mr. McDaniel worked for Arthur Andersen in international taxation, mergers and acquisitions, and dealt with clients in the offshore drilling, manufacturing, and oilfield service industries. He holds a Bachelor of Science Degree in Accounting from the University of Kentucky, a law degree from the University of Mississippi, and is a licensed attorney in both Texas and Mississippi. Mr. McDaniel has extensive investment and management experience with numerous public and private companies that strengthen the board’s collective qualifications, skills, and experience.
William J. Tobia (57), director of Virtual Piggy since 2013.
Mr. Tobia currently serves as an independent financial consultant. From 2006 to February 2014, Mr. Tobia served as chief financial officer of Maxwell Systems, Inc., a privately held company, which provides software solutions for the construction market. Prior to Maxwell Systems, Inc., Mr. Tobia served as a chief financial officer of InnaPhase Corporation, supplier of laboratory information management systems to the pharmaceutical and biotechnology markets, until it was acquired by Thermo Electron. During that time Dr. Webber was InnaPhase’s chief executive officer. Mr. Tobia holds a BS in Accounting from Villanova University, Magna Cum Laude and an MBA in Finance from Drexel University. As a result of these and other professional experiences, Mr. Tobia possesses particular knowledge and experience in financial matters, capital formation, merger and acquisition activities and operational business efficiencies that strengthen the board’s collective qualifications, skills and experience. Mr. Tobia’s spouse currently serves as the Company’s Controller.

The board of directors recommends that stockholders vote “FOR” the nominees described in Proposal No. 1.

PROPOSAL NO. 2
AMENDMENT TO CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
We are asking our stockholders to approve an amendment to Virtual Piggy’s certificate of incorporation to increase the number of authorized shares of our common stock from 180,000,000 to 230,000,000. As of June 1, 2014, 117,117,626 shares of common stock were issued and outstanding. An aggregate of 42,802,773 shares of common stock were reserved for issuance upon conversion of outstanding warrants or upon conversion of options outstanding or eligible to be granted under our equity incentive plans. In addition, there currently are, and will continue to be, 2,000,000 authorized shares of preferred stock, $0.0001 par value per share. As of June 1, 2014, 108,600 shares of Series A Cumulative Convertible Preferred Stock were outstanding which are currently convertible into 10,860,000 shares of common stock. Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock. Subject to stockholder approval, the first paragraph of Article Fourth of our certificate of incorporation, as amended, will read as follows:
“FOURTH: Capitalization
The total number of shares of capital stock the Corporation shall have authority to issue is 232,000,000 shares, consisting of (i) 230,000,000 shares of common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 2,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”
Our board of directors unanimously approved this amendment to our certificate of incorporation on February 26, 2014. Our board of directors believes it is in the best interests of Virtual Piggy to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning future business needs. The purposes for which additional authorized stock could be issued include, but are not limited to, funding of our capital needs and corporate growth, corporate mergers and acquisitions, grants under employee stock plans, and for stock splits and stock dividends. If this proposal is not adopted, our flexibility in raising capital and pursuing acquisitions would be severely limited.
Our board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted. We will be permitted to issue the additional shares of common stock without further action by the stockholders unless such action is required by applicable law or by the rules of any applicable stock exchange. Stockholders do not have pre-emptive rights with respect to the issuance of additional shares of common stock. We currently have no arrangements, commitments or understandings with respect to the sale or issuance of any additional shares of common stock, except in connection with the options outstanding or to be granted under the Company’s stock option plans, outstanding warrants, and shares issuable upon conversion of our Series A Cumulative Convertible Preferred Stock.
If this proposal is approved, we will file an amendment to our certificate of incorporation with the Delaware Secretary of State containing the language set forth above as soon as practicable after the annual meeting to effect the increase in the authorized shares of our common stock.
Except in certain cases such as a stock dividend, the issuance of additional shares of common stock would have the effect of diluting the voting power and ownership of existing stockholders. In addition, another effect of the approval of this proposal, although not a factor in the board of directors’ decision to propose the amendment, may be to enable the board to issue shares of common stock in a manner that might have the effect of discouraging or making it more difficult for a third party to obtain control of Virtual Piggy by means of a merger, tender offer, proxy contest or other approach.

The board of directors recommends that stockholders vote “FOR” the amendment to the certificate of incorporation increasing our authorized number of shares of common stock.

Information Concerning Executive Officers Who Are Not Directors
Joseph Dwyer
Prior to joining the Company, during 2012, Mr. Dwyer, age 58, served as chief financial officer of OpenLink Financial, Inc., a privately held company, which provides software solutions for trading and risk management in the energy, commodity, and capital markets. During 2011 and 2012, Mr. Dwyer was a member of the board of directors and served as interim chief administrative officer of Energy Solutions International, Inc., a privately held company providing pipeline management software to energy companies and pipeline operators. From 2010 through 2011, Mr. Dwyer served as chief administrative officer of Capstone Advisory Group, LLC, a financial advisory firm providing corporate restructuring, litigation support, forensic accounting, expert testimony and valuation services. Mr. Dwyer served as a consultant to Verint Systems, Inc., a software company listed on the NASDAQ Global Market, from 2009 through 2010, assisting with SEC reporting and compliance. From 2005 through 2009, Mr. Dwyer served as chief financial officer and executive vice president of AXS-One Inc., a publicly traded software company. Between 1990 and 2005, Mr. Dwyer also served as chief financial officer and executive vice president of Caminus Corporation, an enterprise application software company that was formerly listed on the NASDAQ National Market, chief financial officer of ACTV, Inc., a digital media company that was formerly listed on the NASDAQ National Market, and chief financial officer of Winstar Global Products, Inc., a manufacturer and distributor of hair care, bath and beauty products until its acquisition by Winstar Communications, Inc. in 1995 when Mr. Dwyer went on to serve as senior vice president, finance of Winstar Communications. Mr. Dwyer received his BBA in Accounting from the University of Notre Dame in 1978 and is licensed as a Certified Public Accountant in the State of New York.
Pradeep Ittycheria
Mr. Ittycheria, age 38, was appointed as our Chief Technology Officer on January 30, 2012 and served as a member of our board of directors from 2008 through 2013. He has more than thirteen years of experience at the senior executive and project management level both domestically and internationally, with a main focus on information management services, technology, product and software development industry segments. From 2007, Mr. Ittycheria has served as Vice President of Development of Energy Solutions International, Inc., a company engaged in the pipeline management software industry, until January 27, 2012. During his career, Mr. Ittycheria has served in senior level and project management positions at Thermo Fischer Scientific, AppLabs Inc., Breakaway Solutions (an ICG company: NASDAQ: ICGE), and ITTI (formerly, Innovation Technology Transfer India) an IT Consulting and Software services company, headquartered in Bangalore, India. Mr. Ittycheria received a Bachelor’s Degree in Computer Science from Bharathiar University in 1997 and a Masters in Business Administration from Symbiosis Institute of Management studies in 1999.
Laura Janke Jaeger
Ms. Jaeger, age 47, joined the Company on a part-time basis as General Counsel in February 2013 and joined on a full-time basis as Senior Vice President, Corporate Development and General Counsel in June 2013. She has 20 years of experience advising companies on strategic and legal matters, 14 of which were in telecom, media and technology. Ms. Jaeger is a member of the New York bar and is a qualified solicitor in England. Prior to joining Virtual Piggy, she worked with startups, small and medium sized businesses providing advice to their boards of directors and management on strategic initiatives, financing activities, business and operations, transactional and other corporate and regulatory issues. Ms. Jaeger has served as the Senior Vice President and General Counsel of Elandia, Inc., a public technology startup, Corporate Vice President of Fortune 150 Cendant Corporation and as the Vice President and General Counsel of Winstar International, Inc. Prior to her in-house roles at public companies, Ms. Jaeger was a corporate and transactional associate at New York law firms Simpson, Thatcher & Bartlett and White & Case. Ms. Jaeger is an honors graduate of Georgetown University Law Center and Notre Dame University.

Board Information and Committees
The Board met sixteen times in 2013. Each director attended at least 75% of the total number of board meetings and meetings held by the board committees on which he or she served during 2013. The Board has determined that each of our non-employee directors currently serving on the board or who served on the board during 2013 is or was independent based upon the criteria provided by NASDAQ Stock Market rules. Members of the board may serve on one or more of the committees described below, except for directors who are also employees of the Company.
Pursuant to the terms of the Certificate of Designation of the Company’s Series A Cumulative Convertible Preferred Stock, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, are entitled to nominate two directors of the Company (the “Series A Directors”). The nominees for the Series A Directors are designated by majority vote or written consent of the holders of the Series A Preferred Stock voting together as a separate class. The board of directors is obligated to include the Series A Directors in management’s slate of directors in stockholder meetings. Any director nominated and elected as provided in the preceding sentences may be removed without cause by, and only by, the affirmative vote or written consent of a majority vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock voting together as a separate class. If the holders of shares of Series A Preferred Stock fail to nominate two directors, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock nominate a person to fill the vacancy. The rights of the holders of the Series A Preferred Stock to nominate Series A Directors will terminate in the event less than fifty percent (50%) of the number of shares of Series A Preferred Stock originally issued (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock) remain outstanding. George O. McDaniel is a Series A Director. The holders of Series A Preferred Stock have not nominated a second designee and such position remains vacant.
Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in Rules 5000(a)(19) and 5605(a)(2) of the rules of the NASDAQ Stock Market. Based on the foregoing, we believe that Darr Aley, Kirk Bradley, George O. McDaniel III and William J. Tobia each qualify as an “independent director” pursuant to such rules. In addition our former directors who served during 2013, William P. Lyons, Harold D. Copperman and Martha McGeary Snider also qualified as independent directors. Jo Webber and Ernest Cimadamore are employees of Virtual Piggy and are therefore not “independent directors” pursuant to such rules. In addition, Pradeep Ittycheria, our former director who served during 2013, was an employee and did not qualify as an independent director.
Our chief executive officer, Jo Webber, also serves as chairperson of the board. However, our independent directors regularly hold meetings in executive session, at which only independent directors are present. We do not have a formal lead independent director, however all of our directors are involved in setting our Board agenda and initiating topics of discussion and consideration for the full Board’s input. We believe this is an appropriate governance structure for the board of directors as a whole.
The board of directors has general risk oversight responsibilities. The Board believes that its structure enables it to effectively oversee risk management.
Prior to April 2013, our board of directors had not created a separately-designated audit committee, compensation committee or any other committee. Accordingly, our full board of directors served as our committees, including our audit committee through April 2013. We are a development stage enterprise and have not generated significant revenue to date. In light of the foregoing and the composition of our board of directors prior to April 2013, our board of directors had concluded that the benefits of separate committees and retaining an individual who qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act, would be outweighed by the costs involved. In April 2013, our board of directors created a separately-designated audit committee and a separately-designated compensation committee, each of which was comprised solely of independent directors. Due to the resignation of two directors, effective February 4, 2014, the full board of directors is once again acting as the compensation committee. In addition, the board of directors adopted a policy whereby nominations to the board or directors are either selected, or recommended for the board of directors’ selection, by a majority of the board’s independent directors. The board felt that such a policy would provide sufficient structure to the nomination process and that a separate stand-alone nominating committee would therefore not be required at the present time.
The Audit Committee, which met three times in 2013, monitors our financial reporting standards and practices and our internal financial controls to ensure compliance with the policies and objectives established by the board of directors. The committee directly retains and recommends for stockholder approval an independent accounting firm to conduct the annual audit and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the quarterly and annual financial statements and the annual independent accountants’ report, invites the accountants’ recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and pre-approves audit and permissible non-audit services. Members of the committee are George McDaniel (Chairman) and Kirk Bradley. The third audit committee position remains unfilled. William P. Lyons, and Harold D. Copperman served on the Audit Committee prior to their resignations from the Board in February 2014. Each member of the committee is independent as defined in Rule 10A-3 of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market. The board of directors has determined that Mr. McDaniel qualifies as an “audit committee financial expert,” as that term is defined in Regulation S-K of the Securities and Exchange Commission. The functions and responsibilities of the Audit Committee are described in more detail in the written charter available on our website, www.oink.com.
The Compensation Committee, which met four times in 2013, oversees our executive and director compensation programs and policies and annually reviews all components of compensation to ensure that our objectives are appropriately achieved. These functions are not delegated to our officers or to third-party professionals, although the committee may from time to time retain third-party consultants to provide advice regarding compensation issues. No such consultants were retained during 2013. The committee also considers input from our executive officers although final decisions regarding executive compensation are made by the committee. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans, and approves or recommends changes in these plans. It also approves performance targets and grants under our equity incentive plan for our executive officers. The committee also reviews officers’ potential for growth and, with the chief executive officer, will be responsible for succession planning. Until February 2014, the members were Harold D. Copperman and William P. Lyons. William J. Tobia was chairman of the committee until his resignation from the Compensation Committee on September 26, 2013 and Mr. Copperman became the Chairman at that time. Effective February 4, 2014, the full board of directors is again acting as the compensation committee.

DIRECTOR COMPENSATION
Director Compensation Table.    The following table shows all compensation paid or granted, during or with respect to the 2013 fiscal year, to each of our directors (other than those who are also our named executive officers) for services rendered to Virtual Piggy, Inc. during 2013.
2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Total ($)
Darr Aley(c)	12,500	6,250	24,718	43,468
Kirk Bradley(d)	13,750	7,000	124,065	144,815
Ernest Cimadamore(e)	103,846	—	48	103,894
Harold Copperman(f)	16,875	7,750	123,590	148,215
William P. Lyons(g)	18,750	9,500	123,590	151,840
Martha McGeary Snider(h)	60,000	—	—	60,000
William J. Tobia(i)	15,000	8,750	123,590	147,340

(a)
  Represents the grant date fair value of the restricted stock award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. Dollar amounts represent the fair market value of shares of restricted stock granted to the directors on April 15, 2013 as follows: Mr. Aley − 4,223 shares; Mr. Bradley − 4,730 shares; Mr. Copperman − 5,237 shares; Mr. Lyons − 6,419 shares; Mr. Tobia − 5,912 shares. The restricted stock vests on the first anniversary of the grant date.
(b)
  Represents the grant date fair value of the option award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 8 of the Notes to Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and filed with the SEC on March 14, 2014.
(c)
  At December 31, 2013, Mr. Aley and his affiliated entity held in the aggregate 4,223 shares of restricted stock and options and warrants to purchase a total of 350,000 shares of common stock.
(d)
  At December 31, 2013, Mr. Bradley held in the aggregate 4,730 shares of restricted stock and options and warrants to purchase a total of 964,286 shares of common stock. Amounts in Mr. Bradley’s “Option Awards” column include $475, reflecting the value of the extension of the term of certain outstanding warrants held by Mr. Bradley.
(e)
  Mr. Cimadamore is an employee of Virtual Piggy and acts as our Corporate Secretary. Amounts set forth in the table above with respect to cash compensation reflect amounts paid to him in his capacity as an employee. Mr. Cimadamore is not separately compensated for his service on the board of directors. At December 31, 2013, Mr. Cimadamore and his affiliated entity held in the aggregate options and warrants to purchase 1,025,000 shares of common stock. The amount in Mr. Cimadamore’s “Option Awards” column reflects the value of the extension of the term of certain outstanding warrants held by Mr. Cimadamore.
(f)
  At December 31, 2013, Mr. Copperman held in the aggregate 5,237 shares of restricted stock and options to purchase a total of 250,000 shares of common stock.
(g)
  At December 31, 2013, Mr. Lyons held in the aggregate 6,419 shares of restricted stock and options to purchase a total of 250,000 shares of common stock.
(h)
  At December 31, 2013, Ms. McGeary Snider held in the aggregate options and warrants to purchase 280,000 shares of common stock.

(i)
  At December 31, 2013, Mr. Tobia held in the aggregate 5,912 shares of restricted stock and options to purchase a total of 450,000 shares of common stock. At December 31, 2013, Mr. Tobia’s spouse held in the aggregate options and warrants to purchase a total of 185,000 shares of common stock.
Narrative Disclosure to Directors Compensation Table
We pay our non-employee directors an annual retainer of $25,000. We also pay an annual retainer of $10,000 each to the Audit Committee and Compensation Committee chairmen. We pay an annual retainer of $2,500 to each other Audit Committee and Compensation Committee members. During 2013, we commenced paying board compensation effective April 1, 2013. The second quarter 2013 board fees were paid in shares of restricted stock.
Our non-employee directors are eligible to receive options, restricted stock, and other equity-linked grants under our 2013 Equity Incentive Plan. On April 15, 2013, we granted five-year options to purchase 250,000 shares of our common stock at $1.85 per share to Messrs. Lyons, Copperman, Bradley and Tobia and options to purchase 50,000 shares of common stock to Mr. Aley under the 2013 Equity Incentive Plan. In addition, we issued shares of restricted stock under our 2013 Equity Incentive Plan to directors in lieu of cash for their second quarter 2013 director fees as follows: Mr. Lyons − 4,223 shares, Mr. Copperman − 5,237 shares; Mr. Tobia − 5,912 shares; Mr. Bradley − 4,730 shares and Mr. Aley − 4,223 shares. The grants were intended to approximate cash value of board fees for that quarter based upon the market value of the common stock at the date of grant. These restricted stock grants vest twelve months from the date of grant.
Beginning in 2014, the Company expects to grant to its non-employee directors, on an annual basis, options to purchase 50,000 shares of its common stock, subject to the discretion of the Compensation Committee and board of directors.
Communications with Directors
In order to provide our security holders and other interested parties with a direct and open line of communication to the board of directors, the board of directors has adopted the following procedures. Virtual Piggy security holders and other interested persons may communicate with the chairmen of our Compensation Committee and Audit Committee or with the non-management directors as a group by sending written correspondence to our Secretary. The correspondence should specify which of the foregoing is the intended recipient. Communications should be sent by mail addressed in care of the corporate Secretary, Virtual Piggy, Inc., 1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254. All communications received in accordance with these procedures will be reviewed initially by our corporate Secretary. The Secretary will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:
•
  Does not relate to the business or affairs of Virtual Piggy or the functioning or constitution of the board of directors or any of its committees;
•
  Relates to routine or insignificant matters that do not warrant the attention of the board of directors;
•
  Is an advertisement or other commercial solicitation or communication;
•
  Is frivolous or offensive; or
•
  Is otherwise not appropriate for delivery to directors.
The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board of directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any response will be made only in accordance with applicable law and regulations relating to the disclosure of information.
Our Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The board of directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally attempt to attend the annual meeting. The chairperson of the board presides at the annual meeting of stockholders, and we attempt to schedule a board of directors meeting in conjunction with the annual meeting of stockholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board should typically be present for the annual meeting. Due to the adjournment of our 2013 annual meeting, only four of the seven members of the Board who were members at the time of our 2013 annual meeting of stockholders attended that meeting via telephone.
Nomination of Directors
Nominees for the Board of Directors should contribute to the mix of skills, core competencies, and qualifications of the board through expertise in one or more of the following areas: accounting and finance, the e-commerce industry, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation.
The Board of Directors also seeks nominees who will contribute to the board’s diversity. While the board of directors does not maintain a formulaic policy or approach with respect to diversity, it continually seeks a wide range of perspectives and experiences among its members.
The Board will consider nominees recommended by stockholders for election at the 2015 annual meeting of stockholders that are submitted prior to the end of 2014 to our Secretary at Virtual Piggy, Inc., 1221 Hermosa Avenue, Suite 210, Hermosa Beach, CA 90254. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for board membership.
The board has not received any nominees for election to the board at the 2014 annual meeting from any stockholder or group, in such capacity, that has held more than 5% of our common stock for a period of one year.
There were no changes to our board nomination process through December 31, 2013.
Code of Ethics and Rules of Conduct
In April 2013, our board of directors approved a Code of Ethics and Rules of Conduct in accordance with the rules of the Securities and Exchange Commission that governs the conduct of each of our directors, officers, consultants and employees. Our Code of Ethics and Rules of Conduct is maintained on our website at www.oink.com. Any amendments to or waivers of the Code of Ethics and Rules of Conduct that apply to our principal executive officer, principal financial officer, or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as the term is defined by the Securities and Exchange Commission, will be posted on our website at www.oink.com. There are currently no such amendments or waivers.
We recognize the importance of preventing both actual conflicts of interest and the appearance of such conflicts in dealings between Virtual Piggy and “related persons” (Virtual Piggy directors, director nominees, executive officers, stockholders beneficially owning 5% or greater of our common stock, or the immediate family members of any of the foregoing). In accordance with its charter, the Audit Committee will regularly review our corporate policies with respect to conflicts of interest including related party transactions and investigates instances of such conflicts.
Each matter described below under “Certain Relationships and Related Transactions” was vetted and pre-approved by our Audit Committee or by a majority of the disinterested members of our board of directors.
NAMED EXECUTIVE OFFICERS COMPENSATION
Summary Compensation Table.   The following table (Table I) shows all compensation paid or granted, during or with respect to the 2013, 2012 and 2011 fiscal years to (i) our chief executive officer, (ii) our chief financial officer, and (ii) the three other most highly-compensated executive officers, other than the CEO and CFO, whose total compensation during 2013 exceeded $100,000 and who were serving as executive officers as of December 31, 2013. (Persons in this group are referred to individually as a “named executive officer” and collectively as the “named executive officers,” and, unless otherwise noted, the titles listed are the titles held as of the end of the 2013 fiscal year.)
TABLE I
2011-2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jo Webber Chief Executive Officer(b)	2013	363,377	—	572	—	—	363,949
	2012	275,819	100,000	378,957	—	20,000	774,776
	2011	—	—	—	—	—	—
Joseph P. Dwyer Chief Financial Officer(c)	2013	254,414	—	—	—	—	254,414
	2012	28,485	—	297,287	—	—	326,132
	2011	—	—	—	—	—	—
Pradeep Ittycheria Chief Technology Officer(d)	2013	233,578	—	191	—	—	233,769
	2012	198,905	23,000	189,479	—	—	411,384
	2011	—	—	—	—	—	—
Laura Janke Jaeger General Counsel(e)	2013	185,104	—	112,420	—	—	297,524
	2012	—	—	—	—	—	—
	2011	—	—	—	—	—	—
Tom Keefer EVP – Global Sales(f)	2013	207,598	—	—	—	—	207,598
	2012	163,878	—	142,109	—	—	305,987
	2011	—	—	—	—	37,500	37,500

(a)
  Dollar amounts set forth with regard to stock option grants are computed in accordance with FASB ASC Topic 718. Share value utilized for purposes of this determination is the applicable fair market value on the date of grant. Fair market value utilized for stock option grants issued during 2013 are based upon on a Black-Scholes calculation assuming an average risk-free interest rate of 0.78% to 1.61%, a weighted average expected volatility of 24.2% to 25.1%, a weighted average expected option life of 5.0 years and an annual dividend rate of zero. For a further discussion of the assumptions underlying these amounts, reference is made to the footnotes to the Company’s financial statements for the year ended December 31, 2013. Amounts in 2013 for Dr. Webber and Mr. Ittycheria represent the incremental value of certain options and warrants for which the term was extended.
(b)
  Dr. Webber was appointed as President and Chief Executive Officer on March 1, 2012.
(c)
  Mr. Dwyer was appointed Chief Financial Officer on November 26, 2012.
(d)
  Mr. Ittycheria was appointed as our Chief Technology Officer on January 30, 2012.
(e)
  Ms. Jaeger was commenced employment with the Company on a part-time basis on February 25, 2013 and became a full-time employee and was appointed General Counsel on June 12, 2013.
(f)
  Mr. Keefer was appointed as our Executive Vice President Global Sales on December 1, 2011.
Grants of Plan-Based Awards Table.   The following table (Table II) shows all plan-based equity and non-equity grants made by Virtual Piggy, Inc. during 2013 fiscal to the named executive officers.

TABLE II
2013 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Awards: Number of Securities Underlying Options (#)(a)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jo Webber		—	210,000	350,000
Joseph P. Dwyer		—	150,000	250,000
Pradeep Ittycheria		—	135,000	225,000
Laura Janke Jaeger(a)		—	112,500	225,000
	2/25/13				125,000	1.07	31,620
	2/25/13				125,000	1.07	31,620
	8/26/13				100,000	2.00	49,181
Tom Keefer		—	135,000	200,000

(a)
  Options to purchase 125,000 shares granted to Ms. Jaeger on February 25, 2013 vest quarterly over 3 years from the date of grant and options to purchase 125,000 shares granted to Ms. Jaeger on February 25, 2013 vest annually over 3 years from her date of full-time employment (June 12, 2013). Options to purchase 100,000 shares granted to Ms. Jaeger on August 26, 2013 vest in three annual installments on January 1, 2014, 2015 and 2016.

Outstanding Equity Awards at Fiscal Year-End Table.   Shown in Table III below is information with respect to outstanding equity-based awards (consisting entirely of unexercised options or warrants to purchase Virtual Piggy, Inc. common stock held by the named executive officers at December 31, 2013).
TABLE III
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

Name	Number of securities underlying unexercised options/warrants (#) Exercisable	Number of securities underlying unexercised options/warrants (#) Unexercisable(a)	Option/warrant exercise price ($)	Option/warrant expiration date
Jo Webber	3,000,000	—	0.04	3/2/2015
	100,000	—	0.75	6/1/2014
	400,000	—	0.90	11/15/2015
	666,667	1,333,333	0.65	3/30/2017
Joseph P. Dwyer	333,333	666,667	1.20	11/26/2017
Pradeep Ittycheria	500,000	—	0.04	3/2/2015
	1,142,858	—	0.04	3/11/2014
	200,000	—	0.90	11/15/2015
	333,333	666,667	0.65	3/30/2017
Laura Janke Jaeger	—	125,000	1.07	2/25/2018
	31,250	93,750	1.07	2/25/2018
	—	100,000	2.00	8/26/2018
Tom Keefer	25,000	—	0.60	7/21/2016
	83,333	166,667	0.50	1/1/2017
	10,000	20,000	0.52	1/26/2017
	250,000	500,000	0.65	3/30/2017

(a)
  Each unvested option in the table above is vesting in three equal installments from the original date of grant; provided that Ms. Jaeger’s partially-vested option to purchase 125,000 shares is vesting in twelve equal quarterly installments from the grant date, Ms. Jaeger’s unvested option to purchase 125,000 shares is vesting in three equal annual installments from the date of her full time employment (June 12, 2013) and Ms. Jaeger’s option to purchase 100,000 shares is vesting in three equal installments on January 1, 2014, 2015 and 2016.

Option Exercises and Stock Vested Table.   The following table (Table IV) shows information with respect to all stock options and warrants exercised by the named executive officers during 2013. No named executive officers held restricted stock held that vested during 2013.
TABLE IV
2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jo Webber	2,000,000	6,280,000
Joseph P. Dwyer	—	—
Pradeep Ittycheria	500,000	1,295,000
Laura Janke Jaeger	—	—
Tom Keefer	—	—

Equity Compensation Plan Table.    The following table (Table V) sets forth general information concerning our equity compensation plans as of December 31, 2013.
TABLE V
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (col. a)	Weighted-average exercise price of outstanding options, warrants and rights (col. b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (col. c)
Equity compensation plans approved by security holders:(a)	18,817,499	$0.90	1,345,834
Equity compensation plans not approved by security holders:(b)	925,255	$1.24	0
Total	19,742,754	$0.92	1,345,834

(a)
  Equity compensation plans approved by security holders consist of the 2008 Equity Compensation Plan and the 2013 Equity Compensation Plan.
(b)
  Represents warrants issued in exchange for services.
2008 Equity Incentive Plan
We adopted our 2008 Equity Incentive Plan as of March 3, 2008 (the “2008 Plan”). Awards may be made under the 2008 Plan for up to 25,000,000 shares of our common stock in the form of stock options or deferred stock awards. Awards may be made to our employees, officers or directors as well as our consultants or advisors. The 2008 Plan is administered by our board of directors which has full and final authority to interpret the 2008 Plan, select the persons to whom awards may be granted, and determine the amount, vesting and all other terms of any awards.
All stock options granted under the 2008 Plan are exercisable for a period of up to ten years from the date of grant, are subject to vesting as determined by the board upon grant, and have an exercise price equal to not less than the fair market value of our common stock on the date of grant (except for incentive stock options granted to 10% stockholders, which are required to have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted). Unless otherwise determined by the board, awards may not be transferred except by will or the laws of descent and distribution. The board has discretion to determine the effect on any award granted under the 2008 Plan of the death, disability, retirement, resignation, termination or other change in employment or other status of any participant in the 2008 Plan.
Upon the occurrence of a “Change in Control”, as defined in the 2008 Plan, the board may take any number of actions. These actions include, providing for all options outstanding under the 2008 Plan to be assumed by the acquiring corporation or to become immediately vested and exercisable in full.
As of December 31, 2013, under the 2008 Plan option grants have been made with respect to 24,951,666 shares of common stock, and 48,334 shares of common stock remain available for grants under the 2008 Plan.
2013 Equity Incentive Plan
During 2013, the board adopted the 2013 Equity Incentive Plan (“2013 Plan”). Under the 2013 Plan, we are authorized to grant awards of stock options, restricted stock, restricted stock units and other stock-based awards of up to an aggregate of 5,000,000 shares of common stock to any officer, employee, director or consultant. The 2013 Plan is intended to permit stock options granted to employees under the 2013 Plan to qualify as incentive stock options. All options granted under the 2013 Plan, which are not intended to qualify as incentive stock options are deemed to be non-statutory stock options. As of December 31, 2013, under the 2013 Plan option and restricted stock grants have been made with respect to 3,702,500 shares of common stock, and 1,297,500 shares of common stock remain available for grants under the 2013 Plan.
Narrative Disclosure to Compensation Tables
Employment Agreements
On November 16, 2011, we entered into an employment letter with Thomas Keefer to serve as our Executive Vice President of Global Sales effective December 1, 2011. His employment letter provides for a base annual salary of $165,000, which was increased to $200,000 in 2012, along with four weeks of paid vacation. He was also granted an option to purchase 250,000 shares of the Company’s common stock.
On February 2, 2012, we entered into an employment letter with Dr. Jo Webber to serve as President and Chief Executive Officer effective March 1, 2012. Her employment letter provides for a base annual salary of $350,000, in addition to incentive compensation of up to 60% of her base salary based on meeting mutually agreeable goals, along with four weeks of paid vacation. In the event that the Company terminates her employment involuntarily, she will receive severance compensation of nine months base salary along with nine months of medical benefit coverage.
On January 24, 2012, we entered into an employment letter with Pradeep Ittycheria to serve as Chief Technology Officer. His employment letter provides for a base annual salary of $225,000, along with a $30,000 relocation package. In the event that the Company terminates his employment involuntarily, he will receive severance compensation of six months base salary along with six months of medical benefit coverage. He was also granted an option to purchase 500,000 shares of the Company’s common stock, which was subsequently amended to 1,000,000, with an exercise price of $0.65 per share, vesting over a three year period.
On November 26, 2012, we entered into an employment letter with Joseph Dwyer to serve as Chief Financial Officer. His employment letter provides for a base annual salary of $250,000, in addition to incentive compensation based on meeting mutually agreeable goals, along with four weeks of paid vacation. In the event that the Company terminates his employment involuntarily, he will receive severance compensation of six months base salary along with six months of medical benefit coverage. Mr. Dwyer was also granted an option to purchase 1,000,000 shares of common stock, with an exercise price of $1.20 per share, vesting over a three year period.
On August 26, 2013, we entered into an amended employment letter with Laura Janke Jaeger to serve as General Counsel. Her employment letter provides for a base annual salary of $225,000, in addition to incentive compensation based on meeting mutually agreeable goals, along with four weeks of paid vacation.

In the event that the Company terminates her employment involuntarily, she will receive severance compensation of the six months base salary plus certain additional benefits. Ms. Jaeger was also granted an option to purchase 100,000 shares of the Company’s common stock, with an exercise price of $2.00 per share, vesting over a three year period.
If each of our executive officers had been terminated without cause on December 31, 2013, they would have been entitled to severance and related benefits valued as follows: (i) Dr. Webber − $279,717, (ii) Mr. Dwyer − 140,114, (iii) Mr. Ittycheria − $121,710 and (iv) Ms. Jaeger − $116,338.
2013 Option Grants
On February 25, 2013, we issued options to Ms. Jaeger under the 2008 Equity Incentive Plan to purchase 125,000 shares of our common stock, at an exercise price of $1.07. These options vest in twelve equal quarterly installments from the grant date and expire on February 25, 2018. On February 25, 2013, we issued options to Ms. Jaeger under the 2008 Equity Incentive Plan to purchase 125,000 shares of our common stock, at an exercise price of $1.07. These options vest in three equal annual installments from Ms. Jaeger’s date of full-time employment (June 12, 2013) and expire on February 25, 2018. On August 26, 2013, we issued options to Ms. Jaeger under the 2013 Equity Incentive Plan to purchase 100,000 shares of our common stock, at an exercise price of $2.00. These options vest in three equal annual installments on January 1, 2014, 2015 and 2016 and expire on August 26, 2018.
Option Amendments
On January 24, 2013, our board of directors extended the stock option term for certain employees, including two of our named executive officers, relating to stock options granted on March 2, 2008 which were about to expire on March 2, 2013. The term was extended for two years. Included in this term extension were Jo Webber and Pradeep Ittycheria, who held options to purchase 3,000,000 and 1,000,000 shares of our common stock, respectively.
Risk Assessment of the Compensation Programs
We have assessed the risks associated with our compensation programs, policies and practices, and have determined that the risks arising from them are not reasonably likely to have a material adverse effect on the Company. In making this determination, the various elements of our compensation programs, policies and practices were considered, including: the design of our compensation programs across our employee base; the mix of base salary, annual cash bonuses and equity incentives; the balance between short-term and long-term compensation incentives in our programs; the use of both financial and non-financial performance measures for purposes of determining incentive awards; the significant use of financial performance measures that are readily measurable and verifiable, are regularly reviewed, and are consistent with performance measures that are publicly reported; and the use of performance measures that relate to our overall business.
Compensation Discussion and Analysis
Virtual Piggy is a development stage company that has generated limited revenue to date and has directed its resources to building out its Oink platform, which delivers an online ecommerce solution for the family. As such, the compensation approach and emphasis for our senior executives more closely resembles that typical of an early stage enterprise than that of a large public company. Although we have added more structure to the overall executive compensation program as Virtual Piggy matures, many of our senior executives have been compensated largely on the basis of negotiated employment agreements. These agreements were negotiated on an arms-length basis in an effort to induce those executives to join Virtual Piggy. Furthermore, the relatively early-stage nature of the company and lack of cash resources resulted in a significant portion of senior executive compensation being in the form of equity, rather than in cash or traditional bonus or non-equity incentive plans. We submitted the compensation of our named executive officers for advisory approval at our 2013 annual meeting of stockholders in accordance with applicable SEC rules. Over 90% of votes cast were voted in favor of our executive officer compensation. However, we will continue to be mindful of the results of future stockholder advisory votes as the company matures and our executive compensation program evolves.

Overview
Our Compensation Committee, which during most of 2013 was comprised of three independent non-employee directors, but since February 2014 has been administered by the full Board of Directors, has formulated a compensation philosophy that is designed to enable us to attract, retain, and reward capable employees who can contribute to the success of Virtual Piggy, principally through a combination of (1) base salaries, (2) annual incentive opportunities, and (3) longer-term incentive opportunities for senior management. We believe that implementation of a system of compensation that emphasizes performance-based compensation provides a strong alignment to stockholders’ interests. Five key principles serve as the guiding framework for compensation decisions for all executive officers of Virtual Piggy:
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  To attract and retain the most highly qualified management and employee team;
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  To pay competitively compared to similarly-situated companies in our industry;
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  To encourage superior employee performance by aligning rewards with stockholder interests;
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  To motivate senior executives to achieve Virtual Piggy’s annual and long-term business goals by providing equity-based incentive opportunities; and
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  To strive for fairness in administration by emphasizing performance-related contributions as the basis for pay decisions.
To implement these policies, we have designed the framework for a four-part executive compensation program consisting of base salary, annual incentives, long-term incentive opportunities for senior management, and other employment benefits.
Base Salary.    We will seek to maintain levels of compensation that are competitive with similarly-situated companies in our industry. Base salary represents the fixed component of the executive compensation program. Virtual Piggy’s philosophy regarding base salaries is to maintain salaries at a minimum level necessary to attract and maintain a strong senior executive team. Given the early-stage nature of the company and the fact that most salaries were set on the basis of negotiated employment agreements, we have not devoted resources to benchmarking or analyzing the compensation of other executives in our industry, although we may do so in the future as the company matures. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry’s annual competitive pay practice movement.
Annual Incentive Program.    Prior to 2013, the company did not have a formal annual incentive program. However, during 2013, the Compensation Committee determined that an annual incentive program would be beneficial to provide incentives to senior executives to achieve key annual corporate goals. The Compensation Committee reviewed the key operating objectives for 2013 and crafted an annual incentive program based on adding Oink platform system users. No annual incentive compensation was paid to the senior executives for 2013.
The Company has not yet formulated an incentive compensation plan for 2014.
The Compensation Committee also assesses whether to pay discretionary bonuses to our employees including senior executives either in cash or stock based upon performance. Payment of the performance bonuses is at the sole discretion of the Compensation Committee and is not based on specific metrics, although the Compensation Committee bases its decisions on numerous factors, including overall corporate and personal performance. No such discretionary bonuses were paid for 2013.
Long-Term Incentives.    We believe that long-term incentives should provide senior executives with an opportunity to increase their ownership and potentially gain financially from Virtual Piggy stock price increases. By this approach, the best interests of stockholders and senior executives will be closely aligned. Therefore, senior executives are eligible to receive restricted stock and stock options (which give them the right to purchase shares of common stock at a specified price in the future). These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees. These grants would be in addition to grants made to induce the senior executives to join the company, which have taken the form of stock options, and in some prior instances, non-plan warrants. We have discontinued the practice of issuing non-plan warrants to executives and are transitioning to a more conventional grant program utilizing option grants under our stockholder-approved 2008 Equity Incentive Plan and 2013 Equity Incentive Plan.
Other Benefits.    Our philosophy is to provide competitive health and welfare-oriented benefits to executives and employees but to maintain a conservative posture relative to executive benefits. The Company provides for 100% of the cost for medical coverage and the employees absorb the cost for other benefits such as dental and vision insurance and the cost of life and disability insurance.
Compensation Committee Report
Effective February 4, 2014, the full Board of Directors is acting in the capacity of the Compensation Committee. The Board reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Board of Directors recommended that the CD&A be incorporated into the company’s Annual Report on Form 10-K for 2013 and be included in the company’s 2013 proxy statement.
— Jo Webber
— Ernest Cimadamore
— Darr Aley
— Kirk Bradley
— George O. McDaniel III
— William J. Tobia
PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Act (the “Dodd-Frank Act”), requires that public companies give their stockholders the opportunity to cast an advisory vote on a proposal (commonly known as a “say-on-pay” proposal) to endorse or not endorse named executive officer compensation. At the 2013 annual meeting of stockholders, our stockholders voted in favor of annual say-on-pay votes and the board of directors agreed to hold such votes on an annual basis.
As provided in Named Executive Officer Compensation contained in this proxy statement, our executive compensation program is designed to attract, motivate, reward and retain our executive officers, who are critical to our success. We believe that our executive compensation program is reasonable, competitive and focused on the principle of pay for performance. To that end, compensation is based on a mix of salary, bonus, long-term equity incentives and benefits. We believe that the 2013 compensation of our named executive officers was appropriate and aligned with the Company’s 2013 results.
Accordingly, the Company is seeking stockholder approval of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Virtual Piggy’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission and the tabular and narrative disclosure included in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders.”
Because this vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

The board of directors recommends that stockholders vote “FOR” the advisory resolution approving the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected Morison Cogen, LLP as our independent registered public accounting firm for the year ending December 31, 2014, and has directed that the selection of independent accountants be submitted for ratification by stockholders at the annual meeting. A representative of Morison Cogen, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Morison Cogen, LLP as our independent accountants is not required by our bylaws or otherwise. However, the Audit Committee is submitting the selection of Morison Cogen, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection were ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Virtual Piggy and its stockholders.
Audit Fees
The fees billed for professional services rendered by our principal accountant, Morison Cogen, LLP, for the audit of our annual financial statements for the years ended December 31, 2013 and 2012 and the review of the financial statements included in each of our quarterly reports during the fiscal years ended December 31, 2013 and 2012 were $52,710 and $58,900, respectively.
Audit-Related Fees
During the fiscal years ended December 31, 2013 and 2012, there were no fees billed for audit-related services by Morison Cogen, LLP.
Tax Fees
During the fiscal years ended December 31, 2013 and 2012, there were no fees billed for tax compliance, tax advice and/or tax planning by Morison Cogen, LLP.
All Other Fees
During the fiscal years ended December 31, 2013 and 2012, there were no additional fees billed for products and services provided by Morison Cogen, LLP other than those set forth above.

The board of directors recommends that stockholders vote “FOR” the appointment of Morison Cogen, LLP as the Company’s independent accountants for 2014.

AUDIT COMMITTEE REPORT
The Audit Committee reviews Virtual Piggy’s financial reporting function on behalf of the Board of Directors. Management has the primary responsibility for preparing the financial statements in accordance with accounting standards generally accepted in the United States and the reporting process, including the system of internal controls. Virtual Piggy’s independent accountants are responsible for expressing an opinion on the annual financial statements as to whether or not they are presented in conformity in all material respects with accounting principles generally accepted in the United States. The Audit Committee monitors these processes through periodic meetings with management and the independent registered public accounting firm.
In this context, the Audit Committee has reviewed and discussed with management and the independent accountants the audited financial statements for the year ended December 31, 2013, including the audit scope, internal control matters, and audit results. The Audit Committee also met with the independent accountants without management present. The Audit Committee has discussed with the independent accountants the matters required to be discussed by auditing standards. In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence from Virtual Piggy and its management. The Audit Committee has also considered whether all non-audit services rendered by the independent accountants to CASMED are compatible with the accountants’ independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the financial statements for the year ended December 31, 2013, be included for filing in Virtual Piggy’s annual report on Form 10-K for the year ended December 31, 2013.
Audit Committee of the Board of Directors
— George O. McDaniel III
— Kirk Bradley
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee operates under a written charter. Under this charter, the Audit Committee is responsible for selecting, approving, compensating, and overseeing the independence, qualifications, and performance of the independent accountants. Further, the Audit Committee has adopted a pre-approval policy pursuant to which certain permissible non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year and may be detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services from the independent accountants by management, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the company; and whether the service could enhance our ability to manage or control risk or improve audit quality.
Notwithstanding the pre-approval policy, all of the audit-related, tax and other services provided by Morison Cogen, LLP in fiscal year 2013 were approved in advance by the Audit Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under applicable SEC rules and regulations, the following individuals may be considered “promoters” of the Company as they were instrumental in forming and organizing the Company: (i) Ernest Cimadamore, our secretary; and (ii) Peter Pelullo, our former corporate development manager and director.
During the years ended December 31, 2013 and 2012, Peter Pelullo was paid for consulting and travel expenses to provide strategic advice to the Company. Consulting fees paid during the years ended December 31, 2013 and 2012 were $130,000 and $187,000, respectively. Reimbursable business expenses of $41,459 and $76,383 were paid during the years ended December 31, 2013 and 2012, respectively.

Effective January 1, 2011, we entered into a consulting agreement with Toria, Inc., which is owned by Ernest Cimadamore and his wife. Mr. Cimadamore has served as our Secretary since 2008 and as a member of our board of directors since August 2010. He previously served as our Chief Financial Officer from 2008 through August 2010 and as our President and Chief Executive Officer from August 2010 through February 2012. The agreement provides that Toria, Inc. will provide business development, strategic and such other advice and services that may be requested by us. In connection with the agreement, Toria received a fee of $750 per week for the services rendered. The agreement was terminated in March 2012. Toria was paid $14,560 during the year ended December 31, 2012.
Scott McPherson’s (former Chief Financial Officer) accounting firm, McPherson, CPA, PLLC provided accounting services to the Company. In 2013 and 2012, we paid to McPherson CPA, PLLC, aggregate fees in the amount of $152,800 and $143,800, respectively.
On December 19, 2011, we entered into a securities purchase agreement with Kirk Bradley, a member of our board of directors, pursuant to which we sold to Mr. Bradley 625,000 units in consideration of gross cash proceeds of $500,000. Each unit was initially sold for a purchase price of $0.80 and consisted of: (i) two shares of the Company’s common stock and (ii) a warrant to purchase one share of the Company’s common stock. As a result, we issued an aggregate of 1,250,000 shares of common stock and warrants to purchase an aggregate of 625,000 shares of common stock. The warrants are exercisable for a term of two years at an original exercise price at $0.60 per share. On January 11, 2012, we revised the terms of the offering to reflect: (i) a reduction in the per unit purchase price from $0.80 to $0.70, (ii) an increase in the amount of units offered, and (iii) a reduction in the warrant exercise price from $0.60 per share to $0.50 per share. On February 9, 2012, we entered into an amendment agreement with Mr. Bradley, pursuant to which we agreed to amend the terms of Mr. Bradley’s securities purchase agreement to reflect the new offering terms resulting in the issuance of an additional 178,572 shares of common stock and warrants to purchase an additional 89,286 shares of common stock. In addition, the exercise price of Mr. Bradley’s warrants was reduced from $0.60 per share to $0.50 per share. During 2013, the terms of Mr. Bradley’s warrants were extended by one year. Mr. Bradley also receives compensation from the Company as an independent member of our board of directors.
SOLICITATION OF PROXIES
In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the company without additional compensation in person, or by telephone, facsimile, email, or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Virtual Piggy common stock, and we will reimburse these brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by Virtual Piggy.
OTHER MATTERS
Directions to the annual meeting can be obtained by making a written or oral request to our Secretary, c/o Virtual Piggy, Inc., 1221 Hermosa Avenue, Suite 210, Hermosa Beach, CA 90254, or by telephone, 310-853-1950.
Management knows of no matters that are to be presented for action at the meeting other than that set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.
By Order of the Board of Directors,
/s/ Ernest Cimadamore

Ernest Cimadamore
Secretary

Exhibit A
A-1

VIRTUAL PIGGY, INC.This proxy is solicited by the Board of Directors forthe Annual Meeting of Stockholders to be held on August 12, 2014The undersigned hereby appoints Dr. Jo Webber and Joseph Dwyer, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to represent and vote all shares of common stock of Virtual Piggy, Inc. held of record by the undersigned on June 16, 2014 at the Annual Meeting of Stockholders to be held at 9:00 a.m. (PST) on Tuesday, August 12, 2014 at the Holiday Inn Express Hotel & Suites, 125 E. Pacific Coast Highway, Hermosa Beach, CA 90254 and at any adjournment thereof, as specified on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.This proxy, when properly executed, will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR each of the Proposals and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.Please consider the issues discussed in the proxy statement and cast your vote by marking the boxes on the REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. Therefore, please complete the reverse side and mail it or use the Internet or toll-free telephone voting system explained on the reverse side.(Continued and to be dated and signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF VIRTUAL PIGGY, INC.August 19, 2014Your vote is important.Please vote immediately. PROXY VOTING INSTRUCTIONSMAILDate, sign and mail your proxy card in theenvelope provided as soon as possible. -or- CONTROL NUMBERTELEPHONE- Call toll-free 1-877-502-0550 from any touch-tone telephone and follow theinstructions.Have your proxy card availablewhen you call.-or- INTERNET- Access www.islandstocktransfer.com, click on Vote Your Proxy and follow the on-screen instructions to enter your Control Number.Have your proxy card available when you access the web page. You may enter your voting instructions at 1-877-502-0550 or www.islandstocktransfer.com up until 11:59 PM Eastern Time the day before the meeting date.Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS (1), (2), (3), (4) and (6) AND A VOTE FOR “1 YEAR” FOR PROPOSAL (5).PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE1. Election of DirectorsFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT (See instructions below)NOMINEES:Dr. Jo WebberDarr AleyKirk BradleyErnest CimadamoreGeorge O. McDaniel IIIWilliam J. Tobia2. Approval of an Increase in Virtual Piggy’s Authorized Common Stock: FORAGAINSTABSTAIN 3. Advisory Vote to Approve Named Executive Officer Compensation: FORAGAINSTABSTAIN 4. Appointment of Morison Cogen, LLP as Virtual Piggy’s independent registered public accounting firm:FORAGAINST ABSTAINThe undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy statement furnished therewith.INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. • Signature of Stockholder Date:Signature of Stockholder Date:NOTE:Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.23301/2/3046788.2